State of Delaware
Secretary of State
Division of Corporations
Delivered 12:04 PM 07/02/2004
FILED 12:05 PM 07/02/2004
SRV 040490662 - 3184020 FILE

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PIVOTAL SELF-SERVICE TECHNOLOGIES INC.

Pivotal Self-Service Technologies Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the corporation, resolutions were duly adopted setting forth proposed amendments of the Amended and Restated Certificate of Incorporation of the corporation, as amended, and declaring that such amendments are advisable and that such amendments should be submitted to the stockholders of the corporation for approval. The resolutions setting forth the proposed amendments are as follows:

> RESOLVED, that Article FIRST of the Amended and Restated Certificate of Incorporation be deleted and replaced with the following:
>
> > "FIRST. The name of the corporation is: Phantom Fiber Corporation."
>
> ; and be it further
>
> RESOLVED, that Article FOURTH of the Amended and Restated Certificate of Incorporation be deleted and replaced with the following:
>
> > FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is four hundred million (400,000,000) shares of Common Stock, of the par value of One Tenth of One Cent ($0.001) each, amounting in the aggregate to Four Hundred Thousand Dollars ($400,000.00).
>
> ; and be it further
>
> RESOLVED, that at any time prior to the effectiveness of the filing of the amendments with the Secretary of State of the State of Delaware, notwithstanding authorization of the proposed amendments by the corporation's stockholders, the Board of Directors of the corporation may abandon such proposed amendments without further action by the stockholders.

SECOND: Thereafter, pursuant to resolutions of the corporation's Board of Directors, the amendments were submitted to the stockholders of the corporation for approval at a Meeting of Stockholders, and such meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendments.

__THIRD__: The said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by Carrie Weiler, its duly authorized officer, as of this 1 day of July, 2004.

PIVOTAL SELF-SERVICE TECHNOLOGIES INC.

By: ______________________

Name: Carrie Weiler
Title: Secretary